UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 3, 2014

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point

Kirkland, Washington 98033

(Address of Principal Executive Offices) (Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Pendrell Corporation (“Pendrell”) has appointed Steven A. Ednie as Vice President and Chief Financial Officer of Pendrell, commencing September 8, 2014. Mr. Ednie will also serve as Pendrell’s principal financial and accounting officer.

Mr. Ednie, age 46, is an experienced financial executive with an extensive background in domestic and international accounting and tax matters, serving most recently as Chief Accounting Officer of Clearwire Corporation, a telecommunications operator, from October 2010 to April 2014, and as Vice President-Tax and Chief Tax Officer from 2004 to April 2014. Before joining Clearwire Corporation, Mr. Ednie served as the Director of Tax of Expedia, Inc., an Internet-based travel website company, from 2002 to 2004, as Executive Director–Tax and Chief Tax Officer of XO Communications Inc., a telecommunications company, from 1997 to 2002, and as Tax Manager of MIDCOM Communications, Inc., a telecommunications company, from 1996 to 1997. Mr. Ednie began his professional career at Coopers & Lybrand, LLP, an accounting firm, where he was a Senior Associate. Mr. Ednie holds a B.A. in Business Administration from the University of Washington.

Mr. Ednie will be paid an annual base salary of $350,000 and will be eligible to earn an annual discretionary bonus, targeted at 50% of his annual base salary, with the bonus amount determined by the Compensation Committee of Pendrell’s Board of Directors. Mr. Ednie will also receive options (the “Options) to purchase 500,000 shares of Pendrell’s Class A common stock (the “Common Stock”) having an exercise price equal to the closing price of the Common Stock on the date the Options are granted, and 250,000 time-based restricted stock units (the “RSUs”). The Options and RSUs will each vest over a four-year period, with 25% vesting on each of the first, second, third, and fourth anniversaries of the grant date.

Mr. Ednie will also receive 150,000 performance-based restricted stock units (“PRSUs”), which will fully vest into Common Stock when both of the following have occurred: (i) the average closing price of the Common Stock, measured over any period of 60 consecutive calendar days, has reached or exceeded $3.00 per share (the “Price Trigger”), and (ii) the first anniversary of the grant date has occurred. If the Price Trigger is not achieved by the third anniversary of the grant date, then none of the PRSUs will vest.

The Options, RSUs and PRSUs will have a grant date of September 15, 2014 and will be subject to the terms and conditions of the Pendrell Corporation 2012 Equity Incentive Plan and the award agreements under which the Options, RSUs and PRSUs are granted.

Mr. Ednie will also be eligible to participate in Pendrell’s standard employee benefit programs.

The foregoing description of the terms of Mr. Ednie’s employment with Pendrell is qualified in its entirety by reference to the employment letter agreement between Pendrell and Mr. Ednie, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pendrell also intends to enter into its standard form of indemnification agreement with Mr. Ednie, which is filed as Exhibit 10.1 to Pendrell’s Current Report on Form 8-K filed on November 15, 2012 and is incorporated herein by reference.

On September 4, 2014, Pendrell issued a press release announcing Mr. Ednie’s appointment as its Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement dated August 28, 2014 between Pendrell Corporation and Steven A. Ednie

99.1	Press Release issued by Pendrell Corporation on September 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

	By:	/s/ Timothy M. Dozois
Dated: September 4, 2014		Timothy M. Dozois Corporate Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Letter Agreement dated August 28, 2014 between Pendrell Corporation and Steven A. Ednie

99.1	Press Release issued by Pendrell Corporation on September 4, 2014.